Exhibit 10.1

INVESTMENT AGREEMENT

by and among

SIGA TECHNOLOGIES, INC.,

ST HOLDINGS ONE LLC,
BLACKWELL PARTNERS LLC - SERIES A,
NANTAHALA CAPITAL PARTNERS LIMITED PARTNERSHIP,
NANTAHALA CAPITAL PARTNERS II LIMITED PARTNERSHIP,
SILVER CREEK CS SAV, L.L.C.,
AND
NANTAHALA CAPITAL PARTNERS SI, LP

Dated as of October 13, 2016

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TABLE OF CONTENTS
 (Cont’d)

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INVESTMENT AGREEMENT, dated as of October 13, 2016 (this “Agreement”), among SIGA Technologies, Inc., a Delaware corporation (the “Company”), and ST Holdings One LLC, a Delaware limited liability company,  (“ST”), Blackwell Partners LLC - Series A, a Delaware limited liability company, Nantahala Capital Partners Lomoted Partnership, a Massachusetts limited partnershup, Nantahala Capital Partners II Limited Partnership, a Delaware limited partnership, Silver Creek CS SAV, L.L.C., a Delaware limited liability company, and Nantahala Capital Partners SI, LP, a Delware limited partnership, collectively the “Backstop Parties” and each individually, a “Backstop Party”). Capitalized terms used but not otherwise defined are defined in Section 6.1(b) of this Agreement.

R E C I T A L S

WHEREAS, the Company has proposed to offer and sell certain shares of Common Stock pursuant to a Rights Offering, on the terms and subject to the conditions set forth in the Registration Statement;

WHEREAS, the Company desires that each Backstop Party provide, and each Backstop Party has individually agreed with the Issuer to provide a Backstop Commitment to the Rights Offering, on the terms and subject to the conditions set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

THE RIGHTS OFFERING AND BACKSTOP COMMITMENT

Section 1.1.          The Rights Offering.  The Company is contemplating commencing a rights offering on the following terms: (i) the Company shall distribute, at no charge to its stockholders, one Right to each holder of record of Common Stock for each share of Common Stock held by such holder as of the Record Date, (ii) each Right shall entitle the holder thereof to purchase, at the election of such holder, such number of shares of Common Stock at the Rights Subscription Price thereby entitling such holders of rights, in the aggregate, to subscribe for Common Stock worth an aggregate of up to $35.3 million, provided that no fractional shares of Common Stock shall be issued, (iii) each such Right shall be non-transferable, (iv) the rights offering shall remain open as set forth in the Registration Statement (the “Subscription Period”) and (v) each holder who fully exercises all Rights held by him shall be entitled to subscribe for additional shares of Common Stock that were not subscribed for in the Rights Offering (such exercising holders, the “Exercising Holders”), provided if an insufficient number of unsubscribed shares of Common Stock are available, all such over-subscription requests shall be honored proportionately among the Exercising Holders based on the number of shares of Common Stock each such holder subscribed for in accordance with clause (ii) (such rights offering, the “Rights Offering”). The Company hereby agrees to use commercially reasonable efforts to complete the Rights Offering as soon as reasonably practicable, subject to the terms and conditions set forth herein. Specifically, the Company hereby agrees, subject to the terms and conditions set forth herein, to use commercially reasonable efforts to complete its Registration Statement on Form S-1, as initially filed with the SEC on May 6, 2016 and as amended on August 22, 2016, and as may be subsequently amended from time to time (the “Registration Statement”), and use commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon as reasonably practicable.

(b)          Except as provided in Section 6.8 hereof, the Company shall pay all of its expenses associated with the Registration Statement, the Prospectus, the Rights Offering and the other transactions contemplated hereby, including filing and printing fees, fees and expenses of any subscription and information agents, its counsel and accounting fees and expenses and costs associated with clearing the Common Stock offered thereby for sale under applicable state securities Laws.

Section 1.2.          Backstop Commitment

(a)            Subject to the consummation of the Rights Offering and the terms and conditions of this Agreement, in order to provide assurance that the Rights Offering will be sufficiently subscribed, the Company commits to sell and each Backstop Party individually commits to the Company to purchase from the Company, at a price per share equal to the Rights Subscription Price, a number of shares of Common Stock and, in the case of ST, Preferred Stock, if necessary pursuant to Section 1.2(f) (the “Backstop Commitment”), equal to the portion of the Backstopped Amount set forth for each Backstop Party on Schedule 1.2(a)(i); provided, that each Backstop Party’s Backstop Commitment shall be proportionately adjusted (in the same manner as the sample adjustments on Schedule 1.2(a)(ii)) such that the aggregate amount of the securities purchased by such Backstop Party both pursuant to its Backstop Commitment and through the exercise of its Rights and over-subscription privilege in the Rights Offering shall be equal to a percentage of the aggregate amount of all securities purchased by the Backstop Parties, both pursuant to their Backstop Commitments and through the exercise of their pro rata Rights and over-subscription privileges in the Rights Offering, that equals such Backstop Party’s pro rata percentage of the Backstop Commitment; provided, further, that to the extent any Backstop Party fails to purchase any portion of its Backstop Commitment, each other Backstop Party shall purchase, based on its pro rata portion of the Backstop Commitment, such number of shares as is necessary to satisfy the entire Backstop Commitment up to such Backstop Party's Backstop Commitment Limit.  The amount of Preferred Stock to be sold, if any, shall be equal to such amount, when combined with the amount of Common Stock to be sold pursuant hereto, as does not require ST to file any notices or other filings required by the HSR Act.  For purposes of clarity, in all cases the aggregate Backstop Commitment of the Backstop Parties shall be equal to the full Backstopped Amount subject to the Backstop Commitment Limits for participating Backstop Parties, as applicable.

(b)          Simultaneous with the closing of the Rights Offering, the Company shall issue to each Backstop Party a notice setting forth the Backstopped Amount. Each Backstop Party shall immediately exercise its pro rata portion of the Backstop Commitment.

(c)          On the terms and subject to the conditions set forth in this Agreement, the closing of the Backstop Commitment (the “Closing”) shall occur on the later of (i) immediately following the closing of the Rights Offering and (ii) the date that all of the conditions to the Closing set forth in Article IV have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing), at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY  10036, or such other place, time and date as shall be agreed between the Company and ST (the date on which the Closing occurs, the “Closing Date”).

(d)          At the Closing, the Company shall irrevocably instruct the Company’s transfer agent to issue to the Backstop Parties certificates representing the Acquired Shares against payment by or on behalf of each Backstop Party of the purchase price therefor by wire transfer in immediately available funds to the account designated by the Company in writing at least two days prior to the expiration date of the Rights Offering.

(e)          At the Closing, the Company shall pay to each Backstop Party its pro rata portion of the Backstop Option Premium, which shall be allocated as set forth on Schedule 1.2(e), as adjusted in the event that any Backstop Party fails to purchase any portion of its Backstiop Commitment and other Backstop Parties purchase such shares.  The Parties intend to treat the Backstop Commitment and the Backstop Option Premium as a “put option” and a “put option premium”, respectively, for all U.S. federal income and other applicable tax purposes;

(f)          If any shares of Preferred Stock are issued to ST, ST shall as soon as reasonably practicable following the Closing make any filings with or notifications to the Federal Trade Commission (“FTC”) and the United States Department of Justice (the “DOJ”) pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and any other Governmental Entity as may be required by any other applicable federal, state or foreign Law, order or other legal restraint regulating antitrust matters (collectively, the “Antitrust Laws”) in respect of  the transactions contemplated by this Agreement. In the event that the FTC or the DOJ issues a Request for Additional Information and Documentary Material under the HSR Act in relation to the transactions contemplated by this Agreement, each of ST and the Company shall take such measures as may be reasonably necessary to limit the scope of such Request, certify substantial compliance with such Request and otherwise respond to and seek to resolve any requests for information, documents, data or testimony made by the FTC or the DOJ under the HSR Act. Each of ST and the Company shall use commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to secure clearance under the HSR Act and all applicable Antitrust Laws (including the expiration or termination of any applicable waiting period thereunder) of the transactions contemplated by this Agreement.

(g)          Upon clearance under the HSR Act and all applicable Antitrust Laws (including the expiration or termination of any applicable waiting period thereunder), the shares of Preferred Stock issued in fulfillment of ST’s Backstop Commitment shall automatically and without any further action on the part of any Person convert to shares of Common Stock.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as Previously Disclosed, the Company represents and warrants to each of the Backstop Parties that:

Section 2.1.          Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by them makes such qualification necessary, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), earnings, properties or results of operations of the Company (a “Material Adverse Effect”).

Section 2.2.          Authorization.  The transactions contemplated by this Agreement have been approved by the Board.  This Agreement constitutes valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability affecting the rights of creditors and by general equitable principles.

Section 2.3.          No Conflicts.  The execution and delivery of this Agreement and the consummation of the issuance of the shares of Common Stock and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or bylaws of the Company, or any indenture, credit agreement, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or any existing applicable decree, judgment or order of any court, Federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets.

Section 2.4.          Exemption from Registration.  The issuance and sale of Acquired Shares to the Backstop Parties representing the Backstop Commitment pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act.  In the case of each offer or sale of the Acquired Shares, no form of general solicitation or general advertising was used by the Company or its representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.  Neither the Company nor any person acting on its behalf has offered or sold, nor will the Company or any person acting on its behalf offer or sell directly or indirectly, any Common Stock or any other security in any manner that would render the issuance and sale of any of the Acquired Shares a violation of Section 5 of the Securities Act or the registration or qualification requirements of any state securities laws, nor has the Company authorized, nor will it authorize, any person to act in such manner.

Section 2.5.          Compliance with Laws.  As of the date hereof, the conduct of the business of the Company complies (and has complied) in all material respects with all applicable Law.  The Company has not received notice of any alleged violation of applicable Law from any Governmental Entity.  The Company shall comply with all applicable securities laws with respect to the sale of the shares of Common Stock, and, if applicable, any shares of Preferred Stock, including, but not limited to, the filing of all reports required to be filed in connection therewith with the SEC or any other regulatory authority.

Section 2.6.          Litigation.  Except as disclosed in the Registration Statement, there is no action, suit or proceeding before or by any Governmental Entity, now pending or, to the knowledge of the Company, threatened, against or affecting the Company, or any of the Company, its assets or properties, which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 2.7.          Capitalization.  The Company, as of the date of the Closing, will have six hundred million (600,000,000) shares of Common Stock and twenty million (20,000,000) shares of preferred stock, par value $.0001 per share (the “Preferred Stock”) authorized pursuant to its amended and restated certificate of incorporation and 54,284,296 shares of Common Stock and no shares of Preferred Stock issued and outstanding as of the date hereof.  All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(b)          Except as provided for under the Plan (as defined in the Registration Statement) or as Previously Disclosed or described in the Registration Statement, (i) there is no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company that is authorized or outstanding, (ii) the Company does not have any obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock or other equity securities any evidences of indebtedness or assets of the Company, (iii) the Company does not have any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock (or other equity securities) or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

Section 2.8.          SEC Reports.

The consolidated financial statements of the Company and the related notes contained in the SEC Reports present fairly, in all material respects, the financial position of the Company as of the dates indicated, and the results of its operations, cash flows and the changes in shareholders’ equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments.  Such financial statements (including the related notes) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods therein specified, except that unaudited financial statements may not contain all footnotes required by GAAP.  Each of the SEC Reports has been timely filed, to the extent required by law, and, as of their respective dates, each of the SEC Reports, as amended, complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act or any other applicable law, as the case may be, and the rules and regulations of the SEC thereunder, in each case, to the extent applicable to such SEC Reports, and none of the SEC Reports contained, when filed or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has made available each of the SEC Reports (including via the EDGAR system). As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Reports. To the knowledge of the Company, as of the date hereof, (A) none of the SEC Reports is the subject of ongoing SEC review or outstanding SEC comment and (B) neither the SEC nor any other Governmental Entity is conducting any investigation or review of any SEC Reports.

Section 2.9.          Brokers.  The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or similar payments by any Backstop Party relating to this Agreement or the transactions contemplated hereby.

Section 2.10.          Consents.  Except as to the consent of the United States Bankruptcy Court for the Southern District of New York in connection with the Company’s chapter 11 case (as further described in the Registration Statement) and filings which may be required under applicable state securities regulations, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or of any court or other tribunal is required by the Company in connection with the transactions contemplated hereby.  No consent of any party to any Contract to which the Company is a party, or by which any of its properties or assets is bound, is required for the execution, delivery, or performance by the Company of the transactions contemplated by the Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BACKSTOP PARTIES

Each Backstop Party severally, and not jointly, represents and warrants solely with respect to itself to the Company that:

Section 3.1.          Authorization.  Such Backstop Party has the full power and authority to execute, deliver and perform this Agreement and to perform its obligations hereunder.  This Agreement has been duly approved by all necessary action of such Backstop Party, as applicable, has been executed by persons duly authorized, and constitutes a valid and legally binding obligation of such Backstop Party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability affecting the rights of creditors and by general equitable principles.

Section 3.2.          No Violations or Conflicts.

The execution and delivery of this Agreement and the consummation of the purchase of the shares of Common Stock and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by such Backstop Party of any of the terms or provisions of, or constitute a default under, any provision of the organizational or governing documents of such Backstop Party or any of their respective Affiliates, or any indenture, credit agreement, mortgage, deed of trust or other agreement or instrument to which such Backstop Party or any of their respective Affiliates are a party or by which it or any of its properties or assets are bound, or any existing applicable decree, judgment or order of any court, Federal or state regulatory body, administrative agency or other governmental body having jurisdiction over such Backstop Party or any of its properties or assets.

Section 3.3.           Exempt Transaction; Investment Intent.  Such Backstop Party is an accredited investor as the term is defined in Rule 501(a) under the Securities Act and (b) Such Backstop Party is purchasing the Acquired Shares for its own account and not with a view of reselling its Acquired Shares in violation of the Securities Act.

Section 3.4.          Independent Investigation.  In agreeing to purchase Acquired Shares pursuant to this Agreement, such Backstop Party has relied upon an independent investigation made by it and, to its knowledge has, prior to the date hereof, been given access to and the opportunity to examine all books and records of the Company, and all material contracts and documents of the Company; provided, that such investigation shall not affect a Backstop’s Party’s ability to rely on the accuracy of the representations and warranties of the Company set forth herein.  Such Backstop Party will keep confidential all non-public information regarding the Company that it receives from the Company unless disclosure of such information is compelled by a court or other administrative body or to comply with applicable Law.  In making the investment decision to purchase the Acquired Shares, such Backstop Party is not relying on any oral or written representations or assurances from the Company, any representation of the Company or any other person other than as set forth in this Agreement, the public filings of the Company or in a document executed by a duly authorized representative of the Company.  Such Backstop Party has such experience in business and financial matters that it is capable of evaluating the risk of its investment and determining the suitability of its investment.

Section 3.5.          Economic Risk.  Such Backstop Party understands and acknowledges that an investment in Acquired Shares involves a high degree of risk, including a possible total loss of investment.  Such Backstop Party represents that it is able to bear the economic risk of the investment.  In making this statement, such Backstop Party hereby represents and warrants that such Backstop Party has adequate means of providing for its current needs and contingencies.  Such Backstop Party further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Acquired Shares to be received by it.  Further, such Backstop Party represents that it has no present need for liquidity in the Acquired Shares.

Section 3.6.          No Government Recommendation or Approval.  Such Backstop Party understands that no United States federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the Company, this transaction or the subscription of its Acquired Shares.

Section 3.7.          No Registration.  Such Backstop Party understands that the Acquired Shares to be received by such Backstop Party pursuant to this Agreement have not been registered under the Securities Act and are being offered and sold pursuant to and in reliance of an exemption from registration contained in the Securities Act based in part upon the representations of such Backstop Party contained herein and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each Backstop Party set forth herein in order to determine the applicability of such exemptions and the suitability of such Backstop Party to acquire such Acquired Shares.

Section 3.8.          No Public Solicitation.  Such Backstop Party does not know of any public solicitation or advertisement of an offer in connection with the proposed issuance and sale of the Acquired Shares.

Section 3.9.          Independent Legal Advice.  Such Backstop Party and the Company acknowledge that each has had the opportunity to review this Agreement and the transactions contemplated by this Agreement, and has consulted with its own legal counsel, and other advisors prior to execution of the Agreement.

ARTICLE IV

CONDITIONS TO CLOSING

Section 4.1.          Conditions to the Obligations of the Company and the Backstop Parties.  The obligations of the Company and each of the Backstop Parties to effect the Closing shall be subject to the following conditions:

(a)          all authorizations, consents, orders or permits of, or filings with, and the expirations of waiting periods required from (as applicable), any Governmental Entity shall have been filed, have occurred or been obtained (all such authorizations, consents, orders, permits or filings, and the lapse of all such waiting periods being referred to as the “Requisite Regulatory Approvals”) and all such Requisite Regulatory Approvals shall be in full force and effect;

(b)          no provision of any applicable Law and no judgment, injunction, order or decree shall prohibit the consummation of any of the transactions contemplated at the Closing; and

(c)          the consummation of the Rights Offering in accordance in all material respects with the terms and subject to the conditions set forth in Section 1.1(b).

Section 4.2.          Conditions to the Obligations of the Company.  The obligations of the Company to effect the Closing shall be subject to the following conditions:

(a)          all representations and warranties of each Backstop Party in this Agreement shall be true and correct as of the date hereof and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and

(b)          Each Backstop Party shall have performed in all material respects all its obligations hereunder required to be performed by such Backstop Party at or prior to the Closing.

Section 4.3.          Conditions to the Obligations of the Backstop Parties.  The obligations of each of the Backstop Parties to effect the Closing shall be subject to the following conditions:

(a)          the representations and warranties of the Company contained in this Agreement shall be true and correct as of the date hereof and as of the Registration Effective Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and

(b)          the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing.

ARTICLE V

TERMINATION

Section 5.1.          Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)          by mutual written agreement of the Company and each of the Backstop Parties;

(b)          by either the Company or ST, upon written notice to the other parties hereto, in the event that the Closing does not occur on or before December 1, 2016 (as may be extended at the option of the ST); provided, however; the right to terminate this Agreement pursuant to this Section 5.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

(c)          by the Company, on the one hand, or all the Backstop Parties, upon written notice to each other party, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable.

Section 5.2.          Effects of Termination.  In the event of the termination of this Agreement as provided in Section 5.1, this Agreement (other than Article VI which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for intentional breach of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1.          Interpretation; Certain Definitions.

(a)          Interpretation.  When a reference is made in this Agreement to “Preamble,” “Articles,” “Sections” or “Annexes,” such reference shall be to a Preamble, Article or Section of, or Annex to, this Agreement unless otherwise indicated.  The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.  The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.”  No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel.  All references to “$” or “dollars” mean the lawful currency of the United States of America.  Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to “words of similar import” with respect to Material Adverse Effect or materiality, does not include knowledge qualifiers.  The use herein of masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require.  This Agreement will be interpreted as if it were a series of separate agreements between the Company and each Backstop Party individually.

(b)          Certain Definitions.  As used in this Agreement, the terms have the following meanings:

“Acquired Shares” means shares of Common Stock and Preferred Stock, if any, acquired by the Backstop Parties pursuant to the Backstop Commitment.

 “Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person; provided, for purposes of this Agreement, the Company shall not be deemed to be an Affiliate of any Backstop Party.

“Agreement” shall have the meaning set forth in the Preamble.

“Antitrust Laws” shall have the meaning set forth in Section 1.2(e).

“Backstop Commitment” shall have the meaning set forth in Section 1.2(a).

"Backstop Commitment Limit" shall equal each Backstop Party's Backstop Commitment  pro rata percentage as identified in Schedule 1.2(a)(i) times the maximum possible Backstop Amount ($35.3 million dollars); provided, that the Backstop Commitment Limit for ST shall equal one hundred percent of the the Backstopped Amount.

“Backstop Option Premium” shall be equal to five percent (5%) of the aggregate amount of the Rights Offering, payable, at the option of the Company, in (i) Common Stock or, if required due to compliance with Antitrust Laws, Preferred Stock, (ii) cash or (iii) other equity securities; provided, that with respect to option (iii), the type of equity securities shall be as mutually agreed by the parties.  The Backstop Option Premium shall be paid to the Backstop Parties in accordance with the allocation set forth on Schedule 1.2(e), provided, that to the extent any Backstop Party fails to honor any portion of its Backstop Commitment, the Backstop Party who honors such portion of such defaulting Backstop Party’s Backstop Commitment shall receive any portion of the Backstop Option Premium associated with such portion of such defaulting Backstop Party’s Backstop Commitment.

“Backstopped Amount” shall mean the number of shares of Common Stock and Preferred Stock, if any, by which (i) the number of shares of Common Stock necessary to be sold in the Rights Offering in order to raise aggregate proceeds equal to $35.3 million exceeds (ii) the number of shares of Registered Common Stock subscribed for and purchased pursuant to the Rights Offering. Such Preferred Stock issued in connection with the Backstop Commitment shall have the same economic rights as shares of Common Stock but shall have no voting rights and shall be convertible on a one-to-one basis with the Common Stock.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or one on which banks are authorized to close in New York, New York.

 “Closing” shall have the meaning set forth in Section 1.2(c).

“Closing Date” shall have the meaning set forth in Section 1.2(c).

 “Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” shall have the meaning set forth in the Preamble.

 “Contract” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, commitments, leases or other instruments or obligations, whether written or oral.

“DGCL” means the Delaware General Corporation Law, as amended.

“DOJ” shall have the meaning set forth in Section 1.2(e).

“Exchange Act” shall have the meaning set forth in Section 2.5.

“FTC” shall have the meaning set forth in Section 1.2(e).

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity.

“HSR Act” shall have the meaning set forth in Section 1.2(e).

“Law” means any federal, state, local or foreign law, statute or ordinance, common law, or any rule, regulation, judgment, order, writ, injunction, decree, arbitration award, license or permit of any Governmental Entity.

“Loss” shall have the meaning set forth in Section 6.4(b).

“Material Adverse Effect” shall have the meaning set forth in Section 2.1.

 “Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Preferred Stock” shall have the meaning set forth in Section 2.7(a).

“Previously Disclosed” means (i) information set forth in or incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 or its other reports and forms filed with the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act on or after January 1, 2016 (except for risks and forward looking information set forth or incorporated in the section “Risk Factors” in the Form 10-K or in any forward looking statement disclaimers or similar statements that are similarly non-specific and are predictive or forward looking in nature) and (ii) the information set forth in the Schedules corresponding to the provision of this Agreement to which such information relates (provided that any disclosure with respect to a particular paragraph or section of this Agreement or the Schedules shall be deemed to be disclosed for other paragraphs and sections of the Agreement and the Schedules to the extent that the relevance of such disclosure would be reasonably apparent to a reader of such disclosure).

“Prospectus” means the final prospectus relating to the Rights Offering filed pursuant to Rule 424 of the Securities Act.

 “Record Date” means the date as of which each holder of Common Stock shall be offered one Right for each share of Common Stock held as of such date, which date shall be selected by the Board in accordance with the DGCL.

“Registered Common Stock” means Common Stock issued in the Rights Offering to Persons.

 “Registration Effective Date” means the date on which the Registration Statement is declared effective by the SEC.

 “Registration Statement” shall have the meaning set forth in Section 1.1(a).

“Representatives” means, with respect to a Person, such Person’s directors, officers, investment bankers, attorneys, accountants and other advisors or representatives.

“Regulatory Approvals” shall have the meaning set forth in Section 4.1(a).

“Right” means one non-transferable right to subscribe for shares of Common Stock as set forth in the Registration Statement.

“Rights Offering” shall have the meaning set forth in Section 1.1(a).

“Rights Subscription Price” means a price per share as set forth in the Registration Statement.

“Schedules” means the disclosure schedules delivered by the Company concurrently with the execution of this Agreement.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” means the Company’s filings made with the SEC.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” shall have the meaning set forth in Section 6.2.

“Subscription Period” shall have the meaning set forth in Section 1.1(a).

Section 6.2.          Registration Rights.  If the Company proposes to file with the SEC a registration statement for the sale of Common Stock on a delayed or continuous basis (a “Shelf Registration Statement”), the Company will use its reasonable best efforts to include the Acquired Shares in such Shelf Registration Statement so that each Backstop Party will be able to sell its Acquired Shares without regard to any volume limitation or holding period requirements under Rule 144 under the Securities Act. No Backstop Party shall be required to make any representations or warranties to or agreements with the Company other than representations, warranties or agreements regarding such Backstop Party, such Backstop Party’s title to the registered shares of Common Stock and such Backstop Party’s intended method of distribution or any other representations required to be made by such Backstop Party under applicable law, and the aggregate amount of the liability of such Backstop Party in connection with any sales under a Shelf Registration Statement shall not exceed such Backstop Party’s net proceeds from the sale of Common Stock under the Shelf Registration Statement.  All expenses incident to the Company’s compliance with this section shall be paid by the Company.

Section 6.3.          Survival.  Each of the representations and warranties in this Agreement (or any certificate delivered pursuant hereto) shall survive the execution and delivery of this Agreement and the Closing but only for a period of twelve (12) months following the Closing Date.

Section 6.4.          Indemnification.  Notwithstanding anything in this Agreement to the contrary, from and after the date hereof the Company agrees to indemnify, defend and hold harmless each Backstop Party and their respective Affiliates and each of their respective officers, directors, partners, employees, agents and Representatives (the “Indemnified Parties” and each, an “Indemnified Party”), to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable and documented fees of counsel), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or relating to the Company’s breach of any representation, warranty, covenant or agreement made by the Company contained in this Agreement. The Company agrees that it will not, without the Indemnified Party’s prior written consent, not to be unreasonably withheld or delayed, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

(b)          The Company shall indemnify and hold harmless, to the full extent permitted by law, each Backstop Party, and its respective Indemnified Parties from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in a Shelf Registration Statement (including any final, preliminary or summary prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including reports and other documents filed under the Exchange Act or any “free writing prospectus” or amendment thereof or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, preliminary prospectus or any free writing prospectus in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information has not been corrected in a subsequent writing prior to or concurrently with the sale of the Acquired Shares to the Person asserting the claim.  or (iii) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto.

(c)          Indemnification by the Selling Backstop Party. Each Backstop Party that sells Common Stock under a Shelf Registration Statement agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, and its officers and directors from and against any Losses resulting from (i) any untrue statement of a material fact in such Shelf Registration Statement (including any final, preliminary or summary prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein or any “free writing prospectus” or amendment thereof or supplement thereto), or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, preliminary prospectus or any “free writing prospectus,” in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such selling Backstop Party to the Company specifically for inclusion in the Shelf Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Acquired Shares to the Person asserting the claim. In no event shall the liability of any selling Backstop Party hereunder be greater in amount than the dollar amount of the net proceeds received by such Backstop Party under the sale of Acquired Shares giving rise to such indemnification obligation.

(d)          The obligations of the Company under this Section 6.3 shall survive the Closing or termination of this Agreement and the transfer of any Acquired Shares. The agreements contained in this Section 6.3 shall be in addition to any other rights of the Indemnified Party against the Company or others, under this Agreement.

Section 6.5.          Legends.  Each Backstop Party agrees with the Company that the certificate representing the Acquired Shares shall contain a legend substantially similar to the following effect:

THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (AS AMENDED, THE “SECURITIES ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THESE SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED, ABSENT AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION OR QUALIFICATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

Section 6.6.          Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally or by electronic transmission, upon confirmation of receipt or (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier services, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice to the other party:

If to the Company:

With a copy to (which shall not constitute notice):

SIGA Technologies, Inc.
660 Madison Avenue
New York, NY 10065
Attention: Daniel J. Luckshire
Email: dluckshire@siga.com

With a copy to (which shall not constitute notice):

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention: James Grayer, Esq.
Email: jgrayer@kramerlevin.com

Robin Abrams, Esq.
SIGA Technologies, Inc.
660 Madison Avenue
New York, NY 10065
Email: rabrams@siga.com

If to ST:

Michael Borofsky
ST Holdings One LLC
35 East 63rd Street
New York, NY 10065
Email: mborofsky@mafgrp.com

If to Blackwell Partners LLC - Series A:

c/o Nantahala Capital Management, LLC
19 Old Kings Highway S, Suite 200
Darien, CT 06820
Attention: Paul Rehm
Email: paul@nantahalapartners.com & info@nantahalapartners.com

If to Nantahala Capital Partners Limited Partnership:

c/o Nantahala Capital Management, LLC
19 Old Kings Highway S, Suite 200
Darien, CT 06820
Attention: Paul Rehm
Email: paul@nantahalapartners.com & info@nantahalapartners.com

If to Nantahala Capital Partners II Limited Partnership:

c/o Nantahala Capital Management, LLC
19 Old Kings Highway S, Suite 200
Darien, CT 06820
Attention: Paul Rehm
Email: paul@nantahalapartners.com & info@nantahalapartners.com

If to Silver Creek CS SAV, L.L.C.:

c/o Nantahala Capital Management, LLC
19 Old Kings Highway S, Suite 200
Darien, CT 06820
Attention: Paul Rehm
Email: paul@nantahalapartners.com & info@nantahalapartners.com

If to Nantahala Capital Partners SI, LP:

c/o Nantahala Capital Management, LLC
19 Old Kings Highway S, Suite 200
Darien, CT 06820
Attention: Paul Rehm
Email: paul@nantahalapartners.com & info@nantahalapartners.com

Section 6.7.          Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 6.8.          Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by the parties hereto.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 6.9.          Fees and Expenses. Without limiting the Company’s obligations under Section 1.1(e), any expenses of any Backstop Party incurred in connection with the transactions contemplated under this Agreement, including, without limitation, any and all advisory, legal, filing and other fees incurred in connection therewith, whether incurred prior to or after the date hereof, shall in each case be paid by such Backstop Party. For avoidance of doubt, ST shall be responsible for all costs and expenses related to or arising from any HSR Act filing.

Section 6.10.          Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  This Agreement shall not be assignable by operation of law or otherwise, provided that, a Backstop Party shall be permitted, to assign this Agreement to any of their respective Affiliates, provided that (i) such assignee shall execute an agreement for the benefit of the Company in form and substance reasonably satisfactory to the Company, pursuant to which such proposed assignee agrees to be bound by the terms and conditions of this Agreement and (ii) that no such assignment shall relieve any Backstop Party of its obligations hereunder.  Without limiting the foregoing, none of the rights of any Backstop Party hereunder shall be assigned to, or enforceable by, any Person to whom such Backstop Party may transfer capital stock of the Company (other than a transfer to such Backstop Party’s Affiliates to the extent permitted in accordance with the terms of this Agreement).

Section 6.11.          Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW RULES OF SUCH STATE, EXCEPT FOR MATTERS ARISING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT WHICH MATTERS SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH SUCH LAWS.

Section 6.12.          Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in the County of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 6.13.          Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.14.          Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their affiliates with respect to the subject matter of this Agreement.

Section 6.15.          Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 6.16.          Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by Law.

Section 6.17.          Counterparts; No Third Party Beneficiaries.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. Facsimile or electronic transmission in any portable document format (i.e., pdf) of any signed original document and/or retransmission of any signed facsimile transmission will be deemed equivalent to delivery of an original. Except to the extent contemplated by Section 6.3, no provision of this Agreement shall confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 6.18.          Independent Investment Decision.  No Backstop Party has agreed to act with any other Backstop Party for the purpose of acquiring, holding, voting or disposing of the Acquired Shares purchased hereunder or any other securities of the Company for purposes of Section 13(d) under the Exchange Act, and each Backstop Party is acting independently with respect to its investment in the Acquired Shares. The decision of each Backstop Party to purchase shares of Common Stock or Preferred Stock, as appropriate, pursuant to this Agreement has been made by such Backstop Party independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or its subsidiaries which may have made or given by any other Backstop Party or by any agent or employee of any other Backstop Party, and no Backstop Party or any of its agents or employees shall have any liability to any other Backstop Party (or any other person) relating to or arising from any such information, materials, statements or opinions.

Section 6.19.          Specific Performance.  The transactions contemplated by this Agreement are unique.  Accordingly, each of the Company and each Backstop Party  acknowledge and agree that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to seek a decree of specific performance, provided that such party is not in material default hereunder. The Company and each Backstop Party agree that, if for any reason a party shall have failed to perform its obligations under this Agreement, then the party seeking to enforce this Agreement against such nonperforming party shall be entitled to specific performance and injunctive and other equitable relief, and the parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.  This provision is without prejudice to any other rights that any party may have against another party for any failure to perform its obligations under this Agreement, including the right to seek damages for a breach of any provision of this Agreement, and all rights, powers and remedies available (at law or in equity) to a party in respect hereof by the other party shall be cumulative and not alternative or exclusive, and the exercise or beginning of the exercise of any thereof by a party shall not preclude the simultaneous or later exercise of any other rights, powers or remedies by such party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SIGA TECHNOLOGIES, INC.

By:	/s/ Daniel J. Luckshire
Name:	Daniel J. Luckshire
Title:	EVP and CFO

ST HOLDINGS ONE LLC

By:	/s/ Michael Borofsky
Name:	Michael Borofsky
Title:	Authorized Signatory

BLACKWELL PARTNERS LLC - SERIES A

By:	/s/ Jannine Lall
Name:	Jannine Lall
Title:	Controller, DUMAC Inc

By:	/s/ Justin B. Nixon
Name:	Justin B. Nixon
Title:	Investment Manager, DUMAC Inc.

NANTAHALA CAPITAL PARTNERS LIMITED PARTNERSHIP

By:	Nantahala Capital Management, LLC

Its General Partner

By:	/s/ Wilmot Harkey

Name: Wilmot Harkey

Title: Manager

NANTAHALA CAPITAL PARTNERS LIMITED PARTNERSHIP

By:	Nantahala Capital Management, LLC

Its General Partner

By:	/s/ Wilmot Harkey

Name: Wilmot Harkey

Title: Manager

SILVER CREEK CS SAV, L.L.C.

By:	Nantahala Capital Management, LLC

Its Investment Manager

By:	/s/ Wilmot Harkey

Name: Wilmot Harkey

Title: Manager

NANTAHALA CAPITAL PARTNERS SI, LP

By:	Nantahala Capital Management, LLC

Its Investment Manager

By:	/s/ Wilmot Harkey

Name: Wilmot Harkey

Title: Manager

SCHEDULE 1.2(a)(i)

Backstop Commitment Pro Rata Portions

ST Holdings One LLC	79.744%

Blackwell Partners LLC - Series A	4.582%

Nantahala Capital Partners Limited Partnership	1.732%

Nantahala Capital Partners II Limited Partnership	4.270%

Silver Creek CS SAV, L.L.C.	2.265%

Nantahala Capital Partners SI, LP	7.407%

100.000%

SCHEDULE 1.2(a)(ii)

Sample Backstop Commitment Adjustments

	Pro Rata Allocation:				Shares	Pro Rata Allocation
			Party A		8,142,644	75.0%
			Party B		2,714,215	25.0%
	Amount Purchased by Backstop Parties in Rights Offering	+	Backstopped Amount	=	Total Amount to be Purchased by Backstop Parties	Backstop Tranche 1	Backstop Tranche 2	Total Purchases
Example 1:
Party A	$12,000,000					$0	$6,562,500	$18,562,500
Party B	$2,750,000					$1,250,000	$2,187,500	$6,187,500
	$14,750,000		$10,000,000		$24,750,000	$1,250,000	$8,750,000	$24,750,000
Example 2:
Party A	$8,000,000					$4,000,000	$4,500,000	$16,500,000
Party B	$4,000,000					$0	$1,500,000	$5,500,000
	$12,000,000		$10,000,000		$22,000,000	$4,000,000	$6,000,000	$22,000,000
Example 3:
Party A	$12,000,000					$0	$0	$12,000,000
Party B	$2,750,000					$500,000	$0	$3,250,000
	$14,750,000		$500,000		$15,250,000	$500,000	$0	$15,250,000
Example 4:
Party A	$8,000,000					$500,000	$0	$8,500,000
Party B	$4,000,000					$0	$0	$4,000,000
	$12,000,000		$500,000		$12,500,000	$500,000	$0	$12,500,000

**	Backstop Tranche 1 adjusts purchases made in Rights Offering to pro‐rata allocation, provided that the Backstopped Amount is sufficient.
***	Backstop Tranche 2 maintains pro‐rata allocation following Tranche 1 adjustment.

SCHEDULE 1.2(e)
Backstop Option Premium

ST Holdings One LLC	79.744%

Blackwell Partners LLC - Series A	4.582%

Nantahala Capital Partners Limited Partnership	1.732%

Nantahala Capital Partners II Limited Partnership	4.270%

Silver Creek CS SAV, L.L.C.	2.265%

Nantahala Capital Partners SI, LP	7.407%

100.000%